UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 3, 2024

ANTIAGING QUANTUM LIVING, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	000-56157	47-2643986
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133-27 39th Ave #PH2A Flushing, NY	11354
(Address of principal executive offices)	(Zip Code)

(929) 527-5382

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 8.01 Other Events

Antiaging Quantum Living Inc., a NewYork corporation, (the “Company”) is primarily engaged in online digital advertising within the United States. On December 29, 2023, the Board of Directors of the Company adopted a resolution to expand its operations into the global market, specifically targeting the Asia-Pacific and Chinese markets. In line with this expansion, the Company established multiple business entities as follows:

1.	AAQL Inc. (“BVI Holding”) was incorporated under the Laws of the British Virgin Islands to function as a holding company responsible for managing all business operations outside of the United States.

2.	AAQL HK Limited (“Hong Kong Holding”) was incorporated under the Laws of Hong Kong as a wholly-owned subsidiary of the BVI Holding. Hong Kong Holding’s primary role is to act as a holding company overseeing business activities exclusively within the Asia-Pacific markets.

3.	Antiaging Doctor Hangzhou Holding LTD (“Dao Ling Doctor Hangzhou”) was incorporated as a wholly-owned subsidiary of Hong Kong Holding on November 13, 2023 under the laws of the People’s Republic of China, with its principal place of business situated in Xiaoshan District, Hangzhou, Zhejiang Province.

Its business scope includes technology services, network and information security software development, information technology consulting services, artificial intelligence public service platform technology consulting services, artificial intelligence industry application system integration services, and big data services. Dao Ling Doctor Hangzhou’s primary business is to provide development, operation, and management services to domestic e-commerce platform companies, offering personalized marketing plans, promotional strategies, and charging brand usage fees for the "Dao Ling Doctor" brand.

4.	Dao Ling Doctor (Zhejiang) Health Management Limited (“Dao Ling Doctor Zhejiang”) was incorporated as a wholly-owned subsidiary of Dao Ling Doctor Hangzhou on November 30, 2023 under the laws of the People’s Republic of China, with its principal place of business situated in Hangzhou, Zhejiang Province.

Its business scope includes food sales, online food sales, technical services, and the development of network and information security software. Dao Ling Doctor Zhejiang’s primary business involves providing professional technical development and maintenance services to distributors of the " Dao Ling Doctor " brand, and collecting technical service fees.

5.	Dao Ling Doctor (Huzhou) Health Management Limited ( “Dao Ling Doctor Huzhou”) was incorporated as a wholly-owned subsidiary of Dao Ling Doctor Hangzhou on December 6, 2023 under the laws of the People’s Republic of China, with its principal place of business situated in Huzhou, Zhejiang Province.

Its business scope includes health consulting services (excluding diagnosis and treatment services), network and information security software development and big data services, and other services.

Currently, there are no sales to report for Dao Ling Doctor Hangzhou, Dao Ling Doctor Zhejiang, or Dao Ling Doctor Huzhou as business operations have yet to commence.

The Company has recently expanded its operations and restructured its corporate framework. Consequently, this transition will eventually shift the Company from being categorized as a shell company under 17 CFR § 240.12b-2 to an entity actively conducting business operations through its subsidiaries.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.3	Memorandum and Articles of Association of BVI Holding
3.4	Certificate of Incorporation of Hong Kong Holding
3.5	Certificate of Incorporation of Dao Ling Doctor Hangzhou (English translation)
3.6	Certificate of Incorporation of Dao Ling Doctor Zhejiang (English translation)
3.7	Certificate of Incorporation of Dao Ling Doctor Huzhou (English translation)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 3, 2024

ANTIAGING QUANTUM LIVING, Inc.

/s/ Barry Wan
By:	Barry Wan
Title:	President

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